CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)                                         YEAR ENDED DECEMBER 31,                     THREE MONTHS ENDED
                                                                                                      MARCH 31,
EXCLUDING INTEREST ON DEPOSITS:                1996      1995      1994         1993      1992      1997      1996
                                              ------    ------    ------       ------    ------    ------    ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                  3,435     4,110     5,906        6,324     5,826       824       905
     INTEREST FACTOR IN RENT EXPENSE             150       140       143          147       162        40        37
     DIVIDENDS--PREFERRED STOCK                  261       553       505(A)       465       416        61        76
                                              ------    ------    ------       ------    ------    ------    ------

        TOTAL FIXED CHARGES                    3,846     4,803     6,554        6,936     6,404       925     1,018
                                              ------    ------    ------       ------    ------    ------    ------

INCOME:
     NET INCOME                                3,788     3,464     3,422 (B)    1,919 (C)   722       995       914
     INCOME TAXES                              2,285     2,121     1,189          941       696       609       560
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                       3,585     4,250     6,049        6,471     5,988       864       942
                                              ------    ------    ------       ------    ------    ------    ------

        TOTAL INCOME                           9,658     9,835    10,660        9,331     7,406     2,468     2,416
                                              ======    ======    ======       ======    ======    ======    ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS             2.51      2.05      1.63         1.35      1.16      2.67      2.37
                                              ======    ======    ======       ======    ======    ======    ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                         12,409    13,012    14,902       16,121    16,327     3,224     3,091
     INTEREST FACTOR IN RENT EXPENSE             150       140       143          147       162        40        37
     DIVIDENDS--PREFERRED STOCK                  261       553       505 (A)      465       416        61        76
                                              ------    ------    ------       ------    ------    ------    ------

        TOTAL FIXED CHARGES                   12,820    13,705    15,550       16,733    16,905     3,325     3,204
                                              ------    ------    ------       ------    ------    ------    ------

INCOME:
     NET INCOME                                3,788     3,464     3,422 (B)    1,919 (C)   722       995       914
     INCOME TAXES                              2,285     2,121     1,189          941       696       609       560
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                      12,559    13,152    15,045       16,268    16,489     3,264     3,128
                                              ------    ------    ------       ------    ------    ------    ------
        TOTAL INCOME                          18,632    18,737    19,656       19,128    17,907     4,868     4,602
                                              ======    ======    ======       ======    ======    ======    ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS             1.45      1.37      1.26         1.14      1.06      1.46      1.44
                                              ======    ======    ======       ======    ======    ======    ======

(A)   CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF 29% FOR 1994.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.